As filed with the Securities and Exchange Commission on August 12, 1998

                                                   Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                   ----------

                          REGENT ASSISTED LIVING, INC.
             (Exact name of registrant as specified in its charter)

                                   ----------

              Oregon                                         93-1171049
    (State or other jurisdiction                             (IRS Employer
    of incorporation or organization)                        Identification No.)

    121 SW Morrison Street, Suite 1000
    Portland, Oregon                                              97204
    (Address of Principal                                      (Zip Code)
    Executive Offices)


       Regent Assisted Living, Inc. 1995 Stock Incentive Plan, as amended
                              (Full title of plans)
                               -------------------

                                 David R. Gibson
                      Vice President for Corporate Affairs
                          Regent Assisted Living, Inc.
                       121 SW Morrison Street, Suite 1000
                             Portland, Oregon 97204
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (503) 227-4000

                                    Copy to:

                                 Todd A. Bauman
                                 Stoel Rives LLP
                         900 SW Fifth Avenue, Suite 2300
                           Portland, Oregon 97204-1268

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
                                          Proposed      Proposed
                                          Maximum       Maximum       Amount
                        Amount            Offering      Aggregate     of Regis-
Title of Securities     to Be             Price Per     Offering      tration
to Be Registered        Registered        Share(1)      Price(1)      Fee
-------------------     ----------        ---------     ---------     ---------
Common Stock            200,000 Shares    $5.07         $1,014,125    $299.17
--------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. Of the shares to be registered, 26,000 shares are subject to options with an exercise price of $5 1/8 per share, 1,500 shares are subject to options with an exercise price of $4 7/8 per share and 12,000 shares are subject to options with an exercise price of $4 1/4 per share. With respect to the remaining shares to be registered, the calculation of the registration fee is based on the average of the high and low price for the Common Stock on August 7, 1998
     ($5 1/8) as reported on the Nasdaq National Market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents By Reference.

     The following documents filed by Regent Assisted Living, Inc. (the "Company") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

     (a) The Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed;

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or prospectus referred to in (a) above; and

     (c) The description of the common stock of the Company contained in the Company's registration statement filed under Section 12 of the Exchange Act, including any amendment or report updating such description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a) and (c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     Article IV (the "Article") of the Company's Restated Articles of Incorporation requires the Company to indemnify directors to the fullest extent not prohibited by law. The right to and amount of indemnification will be ultimately subject to determination by a court that indemnification in the circumstances presented is consistent with public policy considerations and other provisions of the law. It is likely, however, that the Article would require indemnification at least to the extent that indemnification is authorized by the Oregon Business Corporation Act (the "Act"). The effect of the Act is summarized as follows:

     (a) The Act permits a corporation to grant a right of indemnification in respect of any pending, threatened or completed action, suit or proceeding (the "proceeding"), other than an action by or in the right of the corporation, against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred, provided the person concerned acted in good faith and in a manner the person reasonably believed to be in or at least not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Indemnification is not permitted in connection with a proceeding in which a person is adjudged liable on the basis that personal benefit was improperly received, unless indemnification is permitted by a court upon a finding that the person is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances. The termination of a proceeding by judgment, order, settlement or conviction or upon plea of nolo contendere or its equivalent is not, of itself, determinative that the person did not meet the prescribed standard of conduct.

     (b) The Act permits a corporation to grant a right of indemnification in respect of any proceeding by or in the right of the corporation against the reasonable expenses (including attorneys' fees) incurred if the person concerned acted in good faith and in a manner the person reasonably believed to be in or at least not opposed to the best interests of the corporation, except that no indemnification may be granted if such person is adjudged to be liable to the corporation unless permitted by a court.

     (c) The corporation may not indemnify a person in respect of a proceeding described in (a) or (b) above unless it is determined in the specific case that indemnification is permissible because the person has met the prescribed standard of conduct by any one of the following: (i) the Board of Directors, by a majority vote of a quorum consisting of directors not at the time parties to the proceeding, (ii) if a quorum of directors not parties to the proceeding cannot be obtained, by a majority vote of a committee of two or more directors not at the time parties to the proceeding, (iii) by special legal counsel selected by the Board of Directors or such committee thereof, as described in
(i) and (ii) above, or (iv) by the shareholders. Indemnification can also be ordered by a court if the court determines that indemnification is fair in view of all of the relevant circumstances. Notwithstanding the foregoing, every person who has been wholly successful, on the merits or otherwise, in defense of a proceeding described in (a) or (b) above is entitled to be indemnified as a matter of right against reasonable expenses incurred in connection with the proceeding.

     (d) The corporation may pay for or reimburse the reasonable expenses incurred in defending a proceeding in advance of the final disposition thereof if the director or officer receiving the advance furnishes (i) a written affirmation of his or her good faith belief that he or she has met the prescribed standard of conduct and (ii) a written undertaking to repay the advance in the event indemnification is not authorized.

     The rights of indemnification described above are not exclusive of any other rights of indemnification to which officers or directors may be entitled under any statute, agreement, vote of shareholders, action of directors or otherwise. The Company has entered into agreements with each of its directors providing for indemnity and advancement of expenses to the fullest extent not prohibited by Oregon law.

Item 7. Exemption From Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     4.1 Restated Articles of Incorporation, as amended effective December 13, 1996. Incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996.

     4.2 Restated Bylaws, as amended effective December 12, 1996. Incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996.

     4.3 Letter of Commitment, dated March 30, 1998, by and among LTC Properties, Inc., LTC West, Inc. and the Registrant relating to the agreement to purchase and lease assisted living residences. Incorporated by reference to Exhibit 4.1 to the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998.

     4.4 Convertible Subordinated Note Purchase Agreement, dated as of March 30, 1998, by and between the Registrant and LTC Equity Holding Company, Inc. Incorporated by reference to Exhibit 4.2 to the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998.

     4.5 Note No. 1998-1 issued to LTC Equity Holding Company, Inc. in the principal amount of $4,000,000, due March 31, 2008. Incorporated by reference to Exhibit 4.3 to the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998.

     4.6 Convertible Subordinated Note Purchase Agreement, dated as of March 30, 1998, by and between the Registrant and Andre C. Dimitriadis. Incorporated by reference to Exhibit 4.4 to the Company's Quarterly Report on Form 10- QSB for the quarter ended March 31, 1998.

     4.7 Note No. 1998-2 issued to Andre C. Dimitriadis in the principal amount of $160,000, due March 31, 2008. Incorporated by reference to Exhibit
          4.5 to the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998.

     4.8 Convertible Subordinated Note Purchase Agreement, dated as of March 30, 1998, by and between the Registrant and James J. Pieczynski. Incorporated by reference to Exhibit 4.6 to the Company's Quarterly Report on Form 10- QSB for the quarter ended March 31, 1998.

     4.9 Note No. 1998-3 issued to James J. Pieczynski in the principal amount of $160,000, due March 31, 2008. Incorporated by reference to Exhibit
          4.7 to the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998.

     4.10 Convertible Subordinated Note Purchase Agreement, dated as of March 30, 1998, by and between the Registrant and Christopher T. Ishikawa. Incorporated by reference to Exhibit 4.8 to the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998.

     4.11 Note No. 1998-4 issued to Christopher T. Ishikawa in the principal amount of $90,000, due March 31, 2008. Incorporated by reference to
          Exhibit 4.9 to the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998.

     4.12 Convertible Subordinated Note Purchase Agreement, dated as of March 30, 1998, by and between the Registrant and Pamela J. Privett. Incorporated by reference to Exhibit 4.10 to the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998.

     4.13 Note No. 1998-5 issued to Pamela J. Privett in the principal amount of $90,000, due March 31, 2008. Incorporated by reference to Exhibit 4.11 to the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998.

     4.14 Registration Rights Agreement, dated as of March 30, 1998, by and between LTC Equity Holding Company, Inc. and the Registrant. Incorporated by reference to Exhibit 4.12 to the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998.

     4.15 Registration Rights Agreement, dated as of March 30, 1998, by and between Andre C. Dimitriadis and the Registrant. Incorporated by reference to Exhibit 4.13 to the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998.

     4.16 Registration Rights Agreement, dated as of March 30, 1998, by and between James J. Pieczynski and the Registrant. Incorporated by reference to Exhibit 4.14 to the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998.

     4.17 Registration Rights Agreement, dated as of March 30, 1998, by and between Christopher T. Ishikawa and the Registrant. Incorporated by reference to Exhibit 4.15 to the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998.

     4.18 Registration Rights Agreement, dated as of March 30, 1998, by and between Pamela J. Privett and the Registrant. Incorporated by reference to Exhibit 4.16 to the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998.

     5    Opinion of Stoel Rives LLP.

     23.1 Consent of KPMG Peat Marwick LLP.

     23.2 Consent of PricewaterhouseCoopers LLP.

     23.3 Consent of Stoel Rives LLP (included in Exhibit 5).

     24   Powers of Attorney.

Item 9. Undertakings.

     (a) The Registrant will:

          (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to include any additional or changed material information on the plan of distribution.

          (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on August 11, 1998.

                                       REGENT ASSISTED LIVING, INC.



                                       By     WALTER C. BOWEN
                                         ---------------------------------------
                                              Walter C. Bowen
                                              President, Chief Executive
                                              Officer and Chairman of
                                              the Board


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 11, 1998.

Signature                                    Title
---------                                    -----

Principal Executive Officer:


  WALTER C. BOWEN                      President, Chief Executive Officer,
------------------------------         Chairman of the Board and Director
  Walter C. Bowen

Principal Financial and
Accounting Officer:


  STEVEN L. GISH                       Chief Financial Officer, Treasurer,
------------------------------         Assistant Secretary and Director
  Steven L. Gish


* PETER L. BRIX                        Director
------------------------------
  Peter L. Brix


* STEPHEN A. GREGG                     Director
------------------------------
  Stephen A. Gregg

* DANA J. O'BRIEN                      Director
------------------------------
  Dana J. O'Brien


* MARVIN S. HAUSMAN                    Director
------------------------------
  Marvin S. Hausman


* GARY R. MAFFEI                       Director
-------------------------------
  Gary R. Maffei


* MARTHA L. ROBINSON                   Director
-------------------------------
  Martha L. Robinson


                      *By: STEVEN L. GISH
                          --------------------
                           Steven L. Gish
                           Attorney-in-Fact

                                  EXHIBIT INDEX


Exhibit
Number                Document Description
-------               --------------------

   4.1 Restated Articles of Incorporation, as amended effective December 13, 1996. Incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996.

   4.2 Restated Bylaws, as amended effective December 12, 1996. Incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996.

   4.3 Letter of Commitment, dated March 30, 1998, by and among LTC Properties, Inc., LTC West, Inc. and the Registrant relating to the agreement to purchase and lease assisted living residences. Incorporated by reference to Exhibit 4.1 to the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998.

   4.4 Convertible Subordinated Note Purchase Agreement, dated as of March 30, 1998, by and between the Registrant and LTC Equity Holding Company, Inc. Incorporated by reference to Exhibit 4.2 to the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998.

   4.5 Note No. 1998-1 issued to LTC Equity Holding Company, Inc. in the principal amount of $4,000,000, due March 31, 2008. Incorporated by reference to Exhibit 4.3 to the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998.

   4.6 Convertible Subordinated Note Purchase Agreement, dated as of March 30, 1998, by and between the Registrant and Andre C. Dimitriadis. Incorporated by reference to Exhibit 4.4 to the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998.

   4.7 Note No. 1998-2 issued to Andre C. Dimitriadis in the principal amount of $160,000, due March 31, 2008. Incorporated by reference to Exhibit
          4.5 to the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998.

   4.8 Convertible Subordinated Note Purchase Agreement, dated as of March 30, 1998, by and between the Registrant and James J. Pieczynski. Incorporated by reference to Exhibit 4.6 to the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998.

   4.9 Note No. 1998-3 issued to James J. Pieczynski in the principal amount of $160,000, due March 31, 2008. Incorporated by reference to Exhibit
          4.7 to the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998.

   4.10 Convertible Subordinated Note Purchase Agreement, dated as of March 30, 1998, by and between the Registrant and Christopher T. Ishikawa. Incorporated by reference to Exhibit 4.8 to the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998.

   4.11 Note No. 1998-4 issued to Christopher T. Ishikawa in the principal amount of $90,000, due March 31, 2008. Incorporated by reference to
          Exhibit 4.9 to the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998.

   4.12 Convertible Subordinated Note Purchase Agreement, dated as of March 30, 1998, by and between the Registrant and Pamela J. Privett. Incorporated by reference to Exhibit 4.10 to the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998.

   4.13 Note No. 1998-5 issued to Pamela J. Privett in the principal amount of $90,000, due March 31, 2008. Incorporated by reference to Exhibit 4.11 to the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998.

   4.14 Registration Rights Agreement, dated as of March 30, 1998, by and between LTC Equity Holding Company, Inc. and the Registrant. Incorporated by reference to Exhibit 4.12 to the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998.

   4.15 Registration Rights Agreement, dated as of March 30, 1998, by and between Andre C. Dimitriadis and the Registrant. Incorporated by reference to Exhibit 4.13 to the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998.

   4.16 Registration Rights Agreement, dated as of March 30, 1998, by and between James J. Pieczynski and the Registrant. Incorporated by reference to Exhibit 4.14 to the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998.

   4.17 Registration Rights Agreement, dated as of March 30, 1998, by and between Christopher T. Ishikawa and the Registrant. Incorporated by reference to Exhibit 4.15 to the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998.

   4.18 Registration Rights Agreement, dated as of March 30, 1998, by and between Pamela J. Privett and the Registrant. Incorporated by reference to Exhibit 4.16 to the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998.

   5      Opinion of Stoel Rives LLP.

   23.1   Consent of KPMG Peat Marwick LLP.

   23.2   Consent of PricewaterhouseCoopers LLP.

   23.3   Consent of Stoel Rives LLP (included in Exhibit 5).

   24     Powers of Attorney.